CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF VOCUS, INC.

This Compensation Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Vocus, Inc., a Delaware corporation (the “Company”) on June 7, 2013.

Purpose

The purpose of the Compensation Committee (the “Committee”) is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation, in accordance with applicable rules and regulations of the NASDAQ Stock Market, LLC (“Nasdaq”), Securities and Exchange Commission (the “SEC”), and other regulatory bodies.

The Board shall determine whether the Committee shall make determinations as a Committee or shall make recommendations to the Board.

Composition

The Committee shall consist of two or more members of the Board, each of whom is determined by the Board to be “independent” in accordance with the provisions of Rule 10C-1(b)(1) under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of Nasdaq. Notwithstanding the foregoing, to the extent the Committee consists of at least three members, one director who is not independent under Nasdaq’s rules may be appointed to the Committee, subject to the following:

•	the director is not a current officer or employee of the Company or a family member of such officer or employee;

•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its stockholders;

•	the Company (1) discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination, and (2) provides any additional disclosure as may be required by the rules and regulations of the SEC regarding the Company’s reliance on this exemption; and

•	no such person may serve on the Committee for more than two years.

Appointment and Removal

The members of the Committee shall be appointed by the Board. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairman

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

The Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the Company’s Chief Executive Officer (the “CEO”) and any other corporate officers as it deems appropriate. However, the Committee should also meet from time to time without such officers present, and in all cases, such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. Without limiting the foregoing, the CEO cannot be present during any voting or deliberations by the Committee on his or her compensation.

Outside Advisors

The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation, and oversee the work, of the compensation consultant. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside legal counsel and other advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the compensation committee, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter.

In retaining or seeking advice from compensation consultants, outside counsel and other advisors (other than the Company’s in-house counsel), the Committee must take into consideration the factors specified in the applicable Nasdaq rules. The Committee may retain, or receive advice from, any compensation advisor they prefer, including ones that are not independent, after considering the specified factors. The Committee is not required to assess the independence of any compensation consultant or other advisor that acts in a role limited to consulting on any broad-based plan that does not discriminate in scope, terms or operation in favor of executive officers or directors and that is generally available to all salaried employees or providing information that is not customized for a particular company or that is customized based on parameters that are not developed by the consultant or advisor, and about which the consultant or advisor does not provide advice.

The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K promulgated under the Exchange Act. Any compensation consultant retained by the Committee to assist with its responsibilities relating to executive compensation shall not be retained by the Company for any compensation or other human resource matters.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this Charter.

Setting Compensation for Executive Officers and Directors

1.	Establish and review the overall compensation philosophy of the Company.

2.	Review and approve the Company’s corporate goals and objectives relevant to the compensation for the CEO and other executive officers, including annual performance objectives.

3.	Evaluate the performance of the CEO and other executive officers in light of those goals and objectives and, based on such evaluation and, subject to the provisions of executive officer employment agreements, (a) recommend to the full Board the approval of the annual salary, bonus, stock options, and other benefits, direct and indirect, of the CEO and any other executive officer who reports directly to the Board, and (b) approve, or recommend to the full Board the approval of, the annual salary, bonus, stock options, and other benefits, direct and indirect, of the other executive officers.

4.	In evaluating and determining or making recommendations regarding executive compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act.

5.	In approving or recommending the long-term incentive component of compensation for the CEO and other executive officers, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs and other executive officers at comparable companies, and the awards given to the CEO and other executive officers in past years. The Committee is not precluded from approving awards (with the ratification of the Board) as may be required to comply with applicable tax laws, such as Rule 162(m).

6.	In connection with executive compensation programs, the Committee should do the following:

(a)	Review and recommend to the full Board, or approve, new executive compensation programs;

(b)	Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

(c)	Establish and periodically review policies for the administration of executive compensation programs; and

(d)	Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

7.	Establish and periodically review policies in the area of senior management perquisites.

8.	Consider policies and procedures pertaining to expense accounts of senior executives.

9.	Review and recommend to the full Board compensation of directors as well as directors’ and officers’ indemnification and insurance matters.

10.	Review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk.

11.	Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement.

Monitoring Incentive- and Equity-Based Compensation Plans

12.	Review and make recommendations to the full Board with respect to, or approve, the Company’s incentive-compensation plans and equity-based plans, and review the activities of the individuals responsible for administering those plans.

13.	Review and make recommendations to the full Board, or approve, all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders.

14.	Review and make recommendations to the full Board, or approve, all awards of shares or share options pursuant to the Company’s equity-based plans.

15.	Monitor compliance by executives with the rules and guidelines of the Company’s equity-based plans.

16.	Review and monitor employee pension, profit sharing, and benefit plans.

17.	Have the sole authority to select, retain, and/or replace, as needed, any compensation or other outside consultant to be used to assist in the evaluation of director, CEO, or senior executive compensation. In the event such a consultant is retained, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

18.	Review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”), recommend that the CD&A be included in the Company’s annual report on Form 10-K or proxy statement and produce the compensation committee report on executive officer compensation required to be included in the Company’s proxy statement or annual report on Form 10-K.

19.	Report regularly to the Board with respect to matters that are relevant to the Committee’s discharge of its responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

20.	Review this Charter at least annually and recommend any proposed changes to the Board for approval.

21.	Maintain minutes or other records of meetings and activities of the Committee.